Exhibit 10.2

[Date], 2025

[Executive Name]

[Executive Address]

Re:	Amendment to Amended Agreement Relating to Retirement Eligibility and Vesting of Equity-Based Awards

Dear [Executive Name]:

You and Prologis, Inc. (the “Company”) previously entered into a letter agreement dated [date] (the “Letter Agreement”) relating to all applicable outstanding equity-based awards granted to you (directly or into a trust for your direct or indirect benefit) under Company incentive equity plans or programs. This letter agreement (this “Amendment”) amends the Letter Agreement as set forth herein.

1. Amendment. The first [and second] sentence[s] of Section 1 of the Letter Agreement are hereby deleted and replaced with the following:

“Any Covered Awards granted to you on or after January 1, [2023/2024] and prior to January 1, 2026 shall be subject to the terms and conditions of this Agreement. For the avoidance of doubt, and notwithstanding anything to the contrary herein, Covered Awards shall not include [awards under the Second Amended and Restated Prologis, Inc. 2018 Outperformance Plan paid after January 1, 2023 for performance periods starting before January 1, 2023, nor] equity-based awards granted to you (directly or into a trust for your direct or indirect benefit) under any Plan on or after January 1, 2026.”

2. Letter Agreement Continues to Apply. Except as otherwise set forth in this Amendment, the terms and conditions of the Letter Agreement continue to apply.

3. Successors and Assigns. This Amendment shall be binding up on and inure to the benefit of the parties and their respective assigns, heirs, executors, administrators and successors.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original.

[Signature page follows]

Prologis, Inc.

By:
Name:
Its:

Agreed and accepted this _____________, 2025

[Executive Name]